EXHIBIT 10.28

Officer Compensation
2004

	Salary	Bonus
Name	Amount	Amount
Sheldon Bernstein,	$172,000	$25,000
Executive Vice President of Midwest Bank and Trust Company
Edward H. Sibbald,	$184,000	$15,000
Executive Vice President of Midwest Bank and Trust Company
Daniel R. Kadolph,	$143,000	$15,000
Senior Vice President and Chief Financial Officer
Mary M. Henthorn,	$170,000	$25,000
Executive Vice President of Midwest Bank and Trust Company

Each of the officers listed above have been granted a transitional employment agreement and participate in the supplemental executive retirement plan.